Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 13, 2024 with respect to the consolidated financial statements and internal control over financial reporting of DZS Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ BDO USA, P.C.

Dallas, TX
September 5, 2024